EXHIBIT E
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                                WARRANT AGREEMENT


                                      Among


                                  LABONE, INC.,


                    WELSH, CARSON, ANDERSON & STOWE IX, L.P.


                                       and


                             THE OTHER HOLDERS NAMED
                          ON THE SIGNATURE PAGES HERETO


                           Dated as of August 31, 2001







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

                                TABLE OF CONTENTS


                                                                           Page

SECTION 1. Warrant Certificates..............................................1
SECTION 2. Execution of Warrant Certificates.................................1
SECTION 3. Registration......................................................2
SECTION 4. Registration of Transfers and Exchanges...........................2
SECTION 5. Warrants; Exercise of Warrants....................................3
SECTION 6. Payment of Taxes..................................................4
SECTION 7. Mutilated or Missing Warrant Certificates.........................5
SECTION 8. Reservation of Warrant Shares.....................................5
SECTION 9. Obtaining Stock Exchange Listings.................................6
SECTION 10. Adjustment of Number of Warrant Shares Issuable..................6
SECTION 11. Fractional Interests............................................14
SECTION 12. Notices to Warrant Holders......................................14
SECTION 13. Notices to Company and Warrant Holder...........................16
SECTION 14. Supplements and Amendments......................................16
SECTION 15. Successors......................................................16
SECTION 16. Termination.....................................................16
SECTION 17. Governing Law...................................................16
SECTION 18. Benefits of This Agreement......................................17
SECTION 19. Counterparts....................................................17






                                       i
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     WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement") dated as of
August 31, 2001 (the "Original Issue Date") among LABONE, INC., a Missouri corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE IX, L.P., a
Delaware limited partnership ("WCAS"), and the other parties named on the signature pages hereto (such other parties, together with WCAS and their respective successors and assigns, the "Holders"). Terms defined in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of August 31, 2001 among the Company, WCAS and the other purchasers named therein, unless otherwise defined herein, are used herein as therein defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company proposes to issue (i) on the Original Issue Date, in connection with the issuance of the Series B-1 Preferred Shares and the Series B-2 Preferred Shares on the Original Issue Date pursuant to the Securities Purchase Agreement, warrants to purchase 350,000 shares (the "Initial Warrants") of Common Stock, par value $.01 per share, of the Company ("Common Stock") and
(ii) from time to time after the Original Issue Date, in connection with the issuance of Series B Notes in accordance with the provisions of Section 6.05 of the Securities Purchase Agreement, certain additional warrants to purchase Common Stock (the "Additional Warrants" and, together with the Initial Warrants, the "Warrants"); and

     WHEREAS, subject to adjustment as set forth herein, each Warrant shall initially entitle the Holder thereof to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. Warrant Certificates . The certificates evidencing the Warrants (the "Warrant Certificates") shall be in registered form only and shall be substantially in the form of Exhibit A attached hereto.

     SECTION 2. Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer or its President or its Chief Financial Officer and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

     SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary or bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity. The Company shall act as the registrar for the Warrants.

     SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company at its office designated for such purposes (the address of which is set forth in Section 13 hereof), upon surrender thereof accompanied by the assignment form on the reverse of the Warrant Certificate (the "Assignment Form"), duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. No transfer or exchange of any Warrant shall be valid unless (x) made in the foregoing manner at such office and (y) registered under the Securities Act of 1933, as amended, or any applicable state securities laws or unless an exemption from registration is available.

     (b) The Holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER SECURITIES LAWS OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE APPLICABLE WITH RESPECT TO SUCH DISPOSITION."

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

     (c) Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Upon any sale or transfer of any Warrant Certificate or Warrant Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or in a transaction meeting the requirements of Rule 144 under the Securities Act, the Company shall permit the Holder thereof to exchange such Warrant Certificate or such Warrant Shares for another Warrant Certificate or certificate evidencing Warrant Shares, as applicable, that does not bear the legend set forth in
Section 4(b) above. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

     SECTION 5. Warrants; Exercise of Warrants. (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time prior to 5:00 p.m. (EST) on August 31, 2008, to receive from the Company the number of fully paid and nonassessable Warrant Shares and any other capital stock of the Company issuable upon exercise of the Warrant as provided for in
Section 10(a) ("Additional Warrant Shares") which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as hereinafter defined) then in effect for such Warrant Shares (if such exercise is not a Cash-Less Exercise (as hereinafter defined). Each Warrant not exercised prior to 5:00 p.m. (EST) on August 31, 2008 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

     (b) A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares and Additional Warrant Shares, if any, in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. In lieu of exercising a Warrant by paying in full the Exercise Price, the Holder may, from time to time, convert a Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (i) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock by
(ii) the current market price of one share of Common Stock (a "Cash-Less Exercise"). The current market price shall be determined pursuant to Section 10(f).

     (c) Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price (if such exercise is not a Cash-Less Exercise) the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within five business days after such receipt) to or upon the written order of the Holder and, subject to compliance with all applicable securities laws, in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Share and Additional Warrant

Shares, if any, issuable upon the exercise of such Warrants together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares and Additional Warrant Shares, if any, as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price (if such exercise is not a Cash-Less Exercise).

     (d) Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in Section 10(i), no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

     (e) The holders of the Warrant Shares issuable upon exercise of the Warrants will not be entitled to vote or give or withhold consent with respect to any matter submitted to the stockholders of the Company for a vote or action at any time that the Series B-1 Preferred Shares are outstanding and each Warrant Share shall bear a legend to such effect.

     (f) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part (but not for fractional shares unless the Warrant is exercised in full) and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of
Section 2 hereof.

     (g) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

     SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares and Additional Warrant Shares, if any, upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares or Additional Warrant Shares, if any, in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance


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

thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 8. Reservation of Warrant Shares. (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or other capital stock of the class with respect to Additional Warrant Shares, if any, or its authorized and issued Common Stock or other capital stock of the class with respect to Additional Warrant Shares, if any, held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares and Additional Warrant Shares, if any, upon exercise of Warrants, the maximum number of shares of Common Stock and other capital stock with respect to Additional Warrant Shares, if any, which may then be deliverable upon the exercise of all outstanding Warrants.

     (b) The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 12 hereof.

     (c) Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     (d) The Company represents and warrants that the initial Warrant Shares issuable upon conversion of Warrants have been duly authorized and covenants that all Warrant Shares and Additional Warrant Shares, if any, which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and, subject to Section 6, free from all

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

taxes, liens, charges and security interests (other than caused by the holder) with respect to the issue thereof.

     (e) If at any time after conversion of the Series B-1 Preferred Shares into Common Stock and prior to Company Shareholder Approval, the aggregate number of Warrant Shares that are issuable upon exercise of the Warrants would, together with the number of shares of Common Stock issued upon such conversion of the Series B-1 Preferred Shares (the "Aggregate Conversion Shares"), exceed the Conversion Cap Number (as defined in the Series B-1 Preferred Certificate of Designation), then the Company shall, at the option of the majority in interest of the Holders, redeem a number of Warrant Shares (following exercise by the Holders of the appropriate portion of the Warrants) equal to the excess of the Aggregate Conversion Shares over the Conversion Cap Number (the "Excess Shares") and, on a pro rata basis, pay the Holders in cash the fair market value of such Excess Shares or exchange such Excess Shares for a number of Series B-2 Preferred Shares equal to the fair market value of the such Excess Shares divided by $1,000.

     SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares and the Additional Warrant Shares, if any, immediately upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq Stock Market and/or any other principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock or the Additional Warrant Shares, if any, as the case may be, are then listed.

     SECTION 10. Adjustment of Number of Warrant Shares Issuable. The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (other than the Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares and Series C-2 Preferred Shares).


     (a) Adjustment for Change in Capital Stock. If the Company, after the Original Issue Date:


               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;


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

               (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of shares of its capital stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the exercise privilege of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Adjustment for Rights Issue. If after the Original Issue Date the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) at a price per share less than the current market price per share on the record date for the determination of stockholders entitled to receive the rights, options or warrants, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:


                            N' = N x      (O + A)
                                     ------------------
                                          (O + (A x P))
                                                    -
                                                    M

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

     N = the current number of Warrant Shares issuable upon exercise of one Warrant.

     O = the number of shares of Common Stock outstanding on the record date.

     A = the number of additional shares of Common Stock offered pursuant to such rights issuance.

     P = the offering price per share of the additional shares.



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     M = the current market price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of Warrant Shares issuable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the shares represented by "A" in the above formula had been the number of shares actually issued.

     (c) Adjustment for Other Distributions. If after the Original Issue Date the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, or any rights or warrants to purchase debt securities, assets or other securities of the Company (other than Common Stock), the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                           N' = N x  M
                                     ---
                                     M-F

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

     N = the current number of Warrant Shares issuable upon exercise of one Warrant.

     M = the current market price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value thereof in good faith.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. No adjustment shall be made pursuant to this Section 10(c) if the fair market value on the applicable record date of the assets, securities, rights or warrants applicable to one share of Common Stock is equal to or greater than the current market price per share of Common Stock on such record date.

     This subsection (c) does not apply to regular quarterly cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles consistently applied. Also

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

this subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

     (d) Adjustment for Common Stock Issue. If after the Original Issue Date the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                           N' = N  x      A
                                       ------
                                        O + P
                                            -
                                            M

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

     N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

     O = the number of shares outstanding immediately prior to the issuance of such additional shares.

     P = the aggregate consideration received for the issuance of such additional shares.

     M = the current market price per share on the date of sale of such additional shares.

     A = the number of shares outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 10(d) does not apply to the issuance of shares of Common Stock:

               (1) in connection with any transaction of the type described in
          Section 10(a) above, upon exercise of any securities of the type referred to in Section 10(b) above, or upon the conversion or exchange of any securities of the type referred to in Section 10(e) below,

               (2) upon the exercise of any Warrants,

               (3) upon the conversion of any Series B-1 Preferred Shares or Series C-1 Preferred Shares,

               (4) upon the exercise of any option or warrant outstanding on the Original Issue Date and disclosed in Item 6.04(b) of the Disclosure Schedule delivered in connection with the Securities Purchase Agreement,

               (5) upon the exercise of warrants or other rights issued to banks or institutional lenders in connection with debt financings, equipment financings or similar transactions or to strategic partners in primarily non-financing transactions, in all such cases as approved by the Board of Directors of the Company so long as the aggregate number of such shares of Common Stock does not exceed 400,000 in the aggregate (as hereinafter adjusted for stock dividends, stock splits, subdivisions and combinations of shares and like transactions),

               (6) issued as a dividend on any Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares or Series C-2 Preferred Shares,

               (7) issued pursuant to the Company's Rights Agreement, dated as of February 11, 2000, as amended (the "Rights Plan") as a result of a Holder becoming an Acquiring Person within the meaning of the Rights Plan, or

               (8) issued to WCAS, and/or any of its partners or Affiliates (as such terms are defined in the Securities Purchase Agreement).

     (e) Adjustment for Convertible Securities Issue. If after the Original Issue Date the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Section 10(b) above) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with this formula:

                           N' = N  x  O + D
                                     -------
                                      O + P
                                          -
                                          M

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

     N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

     O = the number of shares outstanding immediately prior to the issuance of such securities.


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


     P = the aggregate consideration received for the issuance of such securities.

     M = the current market price per share on the date of sale of such securities.

     D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of Warrant Shares issuable upon exercise of one Warrant shall promptly be readjusted to the number of Warrant Shares issuable upon exercise of one Warrant which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities. This Section 10(e) does not apply to:

               (1) convertible or exchangeable securities issued in a transaction described in Section 10(a) or (c) above or upon exercise of any securities of the type referred to in Section 10(b) above,

               (2) the issuance of options, rights, warrants and other securities that are exercisable for Common Stock (it being understood that adjustment shall be made upon the exercise of such securities to the extent required by Section 10(d) above),

               (3) Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares or Series C-2 Preferred Shares,

               (4) convertible or exchangeable securities issued as a dividend on any Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares, or Series C-2 Preferred Shares in accordance with the stated terms of such preferred stock,

               (5) convertible or exchangeable securities issued pursuant to the Rights Plan as a result of a Holder becoming an Acquiring Person within the meaning of the Rights Plan, or

               (6) convertible or exchangeable securities issued to WCAS, and/or any of its partners or Affiliates (as such terms are defined in the Securities Purchase Agreement).

     (f) Current Market Price. In Sections 5 and 11 and in Sections 10(b), (c),
(d) and (e) the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ Stock Market, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations, the value of the security shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a Board resolution or, if requested by the holder, by an independent nationally recognized investment banking firm or appraisal firm.

     (g) Consideration Received. For purposes of any computation respecting consideration received pursuant to Sections 10(d) and (e), the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be described in a Board resolution;

               (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

     (h) When De Minimis Adjustment May Be Deferred. No adjustment in the number of Warrant Shares issuable upon exercise of one Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon exercise of one Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest 1/100th of a share.

     (i) When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 10(a), (b), (c), (d) or (e), if the holders hereof is to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common

Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (j) Notice of Adjustment. Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, the Company shall provide the notices required by Section 12 hereof.

     (k) Reorganization of Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. If, in connection with any such merger, consolidation or sale, holders of Common Stock are entitled to elect to receive either securities, cash, or other property upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Warrants the right to elect the securities, cash, or other property into which the Warrants shall be convertible, subject to the same conditions applicable to holders of shares of Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement as soon as reasonably practicable after the execution of any such supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 10(k) applies, the provisions of Sections 10(a), (b), (c), (d) and (e) do not apply.

     (l) When Issuance or Payment May Be Deferred. In any case in which this
Section 10 shall require that an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the current number of Warrant Shares issuable upon exercise of one Warrant and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     (m) Adjustment in Exercise Price. Upon each adjustment of the number of Warrant Shares pursuant to this Section 10, the Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of Warrant Shares shall thereafter be adjusted to the Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:


                           E'= E x N
                                   -
                                   N'

where:

     E' = the adjusted Exercise Price.

     E = the Exercise Price prior to adjustment.

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant.

     N = the number or Warrant Shares previously issuable upon exercise of a Warrant prior to adjustment.

     (n) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference between the current market price of a share of Common Stock and the Exercise Price.

     SECTION 12. Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate which includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and the number of Warrant Shares issuable upon exercise of one Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

     (b) In case:

               (i) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

               (ii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (iii) the Company proposes to take any action which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10;

then the Company shall cause to be given to each of the registered Holders of the Warrant Certificates at his or her address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (b)(i) or (b)(iii) above) prior to the applicable record date hereafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (C) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     SECTION 13. Notices to Company and Warrant Holder. (a) Any notice or demand authorized by this Agreement to be given or made by the registered Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class, certified or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by the Company), as follows:

                           LabOne, Inc.
                           10101 Renner Boulevard
                           Lenexa, KS 66219
                           Attention: General Counsel

     (b) Any notice pursuant to this Agreement to be given by the Company to the registered Holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class, certified or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such Holder) to such Holder at the address appearing on the Warrant register of the Company.

     (c) Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) when sent, if sent by facsimile (but only if such facsimile is actually received) or (iv) when delivered, if delivered by hand.

     SECTION 14. Supplements and Amendments. Any amendment or supplement to this Agreement shall require the written consent of the Company and the registered Holders of a majority of the then outstanding Warrant Shares issued or issuable upon exercise of the Warrants (excluding Warrant Shares held by the Company or any of its Affiliates). The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of Warrants would be decreased or the Exercise Price increased (other than in accordance with Section 10 or 11 hereof).

     SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

     SECTION 16. Termination. This Agreement shall terminate at 5:00 p.m. (EST) on August 31, 2008.

     SECTION 17. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

     SECTION 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered Holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered Holders of the Warrant Certificates and the Warrant Shares.

     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           LABONE, INC.



                                           By: /s/ W. Thomas Grant II
                                              ---------------------------------
                                           Name:   W. Thomas Grant II
                                           Title:  President

                                           WELSH, CARSON, ANDERSON &
                                             STOWE IX, L.P.

                                           By: WCAS IX Associates LLC,
                                                Its General Partner



                                           By:  /s/ Jonathan M. Rather
                                              ---------------------------------
                                           Jonathan M. Rather
                                           Managing Member

                                            WCAS MANAGEMENT CORPORATION



                                            By:  /s/ Jonathan M. Rather
                                               --------------------------------
                                            Jonathan M. Rather
                                            Treasurer

                                            Patrick J. Welsh
                                            Russel Carson
                                            Bruce K. Anderson
                                            Thomas E. McInerney
                                            Robert A. Minicucci
                                            Lawrence B. Sorrel
                                            Anthony J. De Nicola
                                            Paul B. Queally
                                            IRA FBO Jonathan M. Rather
                                            D. Scott Mackesy
                                            Sanjay Swani
                                            John D. Clark
                                            IRA FBO James R. Mathews
                                            Sean Traynor
                                            John Almeida
                                            Eric J. Lee



                                            By:  /s/ Jonathan M. Rather
                                               --------------------------------
                                            Jonathan M. Rather
                                            as Attorney-in-Fact

                                                                       EXHIBIT A


                          [Form of Warrant Certificate]
                                     [Face]


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER SECURITIES LAWS OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE APPLICABLE WITH RESPECT TO SUCH DISPOSITION.

     EXERCISABLE ON OR BEFORE 5:00 P.M. (EST) TIME ON AUGUST 31, 2008.

No.[__]
[____] Warrants

                               Warrant Certificate
                                  LabOne, Inc.


     This Warrant Certificate certifies that [_____________], or registered assigns, is the registered holder of [______] Warrants expiring August 31, 2008 (the "Warrants") to purchase Common Stock, par value $.01 per share, of LabOne, Inc., a Missouri corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. (EST) on August 31, 2008, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of $.01 for each Warrant Share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising this Warrant by paying in full the Exercise Price, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement.

     The number of Warrant Shares and Additional Warrant Shares, if any, issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m. (EST) on August 31, 2008, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, LabOne, Inc. has caused this Warrant Certificate to be signed by the appropriate officers, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: August 31, 2001


                                              LABONE, INC.



                                              By_____________________________
                                                Name: W. Thomas Grant II
                                                Title: President

ATTEST:
             Joseph C. Benage
                Secretary

                          [Form of Warrant Certificate]
                                    [Reverse]


     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring August 31, 2008, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of August 31, 2001 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     Subject to the terms of the Warrant Agreement, Warrants may be exercised from time to time until 5:00 p.m. (EST) on August 31, 2008. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In lieu of exercising this Warrant by paying in full the Exercise Price, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of Warrant Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock by
(b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof and the Exercise Price of a Warrant may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Warrant, fill in and execute the form below:

I or we assign and transfer this Warrant to:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
        (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________________________,
agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.


Date:                               Signed:
                                    (Signed exactly as your name appears on the other side of this Warrant)

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)


     The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Warrant Certificate, to receive [ ] shares of Common Stock and herewith (check item)

               (i) tenders payment for such shares to the order of LabOne, Inc. in the amount of $[ ] in accordance with the terms hereof; or

               (ii) converts this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by this Warrant, minus the aggregate Exercise Price for such shares of Common Stock by (b) the current market price of one share of Common Stock.

     The undersigned requests that a certificate for such shares be registered in the name of [ ], whose address is [ ], and that such shares be delivered to [ ], whose address is [ ].

     If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of [ ],whose address is [ ] and that such Warrant Certificate be delivered to [ ] whose address is [ ].

                                   Signature:

                                   Date: